                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               HABERSHAM BANCORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               HABERSHAM BANCORP
                         282 HISTORIC HIGHWAY 441 NORTH
                                 P.O. BOX 1980
                            CORNELIA, GEORGIA 30531
                                 (706) 778-1000


                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD SATURDAY, APRIL 15, 2000.

To the Shareholders of Habersham Bancorp:

         The annual meeting of shareholders of Habersham Bancorp (the "Company") will be held on Saturday, April 15, 2000, at 1:00 p.m., in the Central Office of Habersham Bank at 282 Historic Highway 441 North, Cornelia, Georgia, for the following purposes:

         1.    To elect directors.

         2. To vote upon a proposed amendment to the Company's 1996 Incentive Stock Option Plan that would increase the number of shares authorized for issuance under the Plan from 250,000 to 600,000.

         3. To vote upon a proposed amendment to the Company's Amended and Restated Articles of Incorporation that would eliminate a requirement for a classified Board of Directors.

         4. To transact any other business that may properly come before the meeting or any adjournment.

         March 3, 2000 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

         Please mark, date, sign and return the enclosed form of proxy as soon as possible. If you attend the meeting and wish to vote your shares in person, you may do so at any time before the vote takes place.

                                  By Order of the Board of Directors,



                                  David D. Stovall
                                  President and Chief Executive Officer

March ___, 2000

                               HABERSHAM BANCORP
                         282 HISTORIC HIGHWAY 441 NORTH
                                 P.O. BOX 1980
                            CORNELIA, GEORGIA 30531

                                PROXY STATEMENT
                      -----------------------------------

                                  INTRODUCTION

TIME AND PLACE OF THE MEETING

         The Company's Board of Directors is furnishing this Proxy Statement to solicit proxies for use at the annual meeting of shareholders to be held on Saturday, April 15, 2000, at 1:00 p.m., in the Central Office of Habersham Bank at 282 Historic Highway 441 North, Cornelia, Georgia, and at any adjournment of the meeting.

PROCEDURES FOR VOTING BY PROXY

         If you properly sign, return and do not revoke your proxy, the persons named as proxies will vote your shares according to the instructions you have specified on the proxy card. If you sign and return your proxy card but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR the election of the nominated directors, FOR the proposed amendments to the 1996 Incentive Stock Option Plan and to the Company's Amended and Restated Articles of Incorporation (the "Articles of Incorporation") and in accordance with the best judgment of the persons appointed as proxies as to all other matters properly brought before the meeting. You can revoke your proxy by delivering to Edward D. Ariail at the Company's Central Office either a written revocation of your proxy or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

RECORD DATE AND MAILING DATE

         The close of business on March 3, 2000 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting. We first mailed this Proxy Statement and accompanying proxy card to shareholders on or about March __, 2000.

NUMBER OF SHARES OUTSTANDING

         As of the close of business on the record date, the Company had 10,000,000 shares of common stock, $1.00 par value, authorized, of which 2,698,743 shares were issued and outstanding. Each such share is entitled to one vote on matters to be presented at the meeting.

REQUIREMENTS FOR SHAREHOLDER APPROVAL

         A quorum will be present if a majority of the votes entitled to be cast are present in person or by valid proxy. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists. To be elected, a director must receive more votes than any other nominee for the same seat on the Board of Directors. As a result, if you withhold your vote as to one or more directors, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee.

         To approve the proposed amendment to the Company's Articles of Incorporation, the holders of a majority of the shares entitled to vote on the amendment must vote in favor of the amendment. To approve the amendment to the 1996 Incentive Stock Option Plan or any other matter presented for shareholder approval, the number of shares voted in favor of the proposal must exceed the number of shares voted against the proposal, provided a quorum is present.

         Only votes actually cast will count in determining whether the shareholders have approved a proposal. Abstentions and broker "non-votes" resulting from a broker's inability to vote a client's shares on non-discretionary matters, such as the proposed amendments to our 1996 Incentive Stock Option Plan and our Articles of Incorporation, will have the effect of a vote against the proposed amendment to the Articles of Incorporation but will not affect the outcome of the vote on the amendment to the 1996 Incentive Stock Option Plan or any other proposals that may be brought before the meeting.


                                  THE COMPANY

         The Company was incorporated in 1984 as a bank holding company under the laws of the State of Georgia. The Company's direct subsidiaries are listed below.

      NAME                                 LOCATION                         PRINCIPAL BUSINESS

      Habersham Bank                       Cornelia, Georgia                General commercial bank

      The Advantage Group, Inc.            Cornelia, Georgia                Advertising and business
                                                                            consultation

       In addition, Habersham Bank has the following subsidiaries:

      NAME                                 LOCATION                         PRINCIPAL BUSINESS

      BancMortgage Financial               Northern Atlanta,                Full service mortgage
      Corp.                                Georgia metropolitan             lending and servicing
                                           area

      Advantage Insurers, Inc.             Cornelia, Georgia                Property, casualty and life
                                                                            insurance agency

         Effective June 30, 1999, we combined the charters of Habersham Bank and Security State Bank. As a result, Security State Bank now operates as a division of Habersham Bank. In addition, we discontinued the operations of our travel subsidiary, Appalachian Travel Services, Inc., as of September 30, 1999 and dissolved it as of December 31, 1999. Finally, during 1999 BancMortgage Financial Corp. organized a new subsidiary, BancMortgage Reinsurance Ltd., which reinsures insurance companies offering private mortgage insurance.


                               OWNERSHIP OF STOCK

PRINCIPAL SHAREHOLDERS

         On March 3, 2000, the Company had 575 shareholders of record. The following table lists the persons who, to our best knowledge, beneficially owned 5% or more of the Company's outstanding shares of common stock as of that date. According to rules adopted by the Securities and Exchange Commission, a "beneficial owner" of securities has or shares the power to vote the securities or to direct their investment. Unless otherwise indicated, each person is the record owner of, and has sole voting and investment power with respect to, his or her shares. The number of issued and outstanding shares used to calculate the percentage of total ownership for a given individual or group includes any shares covered by the option(s) issued to that individual or group.

NAME AND ADDRESS                 AMOUNT AND NATURE OF
OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP        PERCENT OF CLASS
-------------------              --------------------        ----------------

John Robert Arrendale                 225,847 (1)                  8.37%
200 Hillcrest Heights
Cornelia, Georgia  30531

Thomas A. Arrendale, III              673,620 (2)(3)              24.97%
P. O. Box 558
Baldwin, Georgia  30511

Cyndae Arrendale Bussey               510,776 (2)                 18.93%
P. O. Box 558
Baldwin, Georgia  30511

David D. Stovall                      170,697 (4)                  6.18%
P. O. Box 1980
Highway 441 North
Cornelia, Georgia  30531


Footnotes
---------

(1)  Includes 2,812 shares owned by Mr. Arrendale's spouse.

(2) Includes 400,000 shares owned by the Arrendale Undiversified Family Limited Partnership and 85,000 shares owned by the Thomas A. Arrendale, Jr. Family Limited Partnership. As general partners of each limited partnership, Thomas A. Arrendale, III and Cyndae Arrendale Bussey share voting and dispositive authority with respect to the shares owned by each partnership.

(3) Includes 2,500 shares subject to options exercisable on or before May 4, 2000.

(4) Includes 97,795 shares owned of record by Mr. Stovall jointly with his wife, 8,334 shares owned of record by Mr. Stovall jointly with his daughter, and 63,318 shares subject to options exercisable on or before May 4, 2000. Excludes 8,579 shares (as of the latest available valuation of December 31, 1999) held in Mr. Stovall's account in the Company's 401(k) Savings Investment Plan Trust (the "Savings Plan"), as to which Mr. Stovall has no voting or investment power.

STOCK OWNED BY MANAGEMENT

         The following table lists the number and percentage ownership of shares of common stock beneficially owned by each director and director nominee, each executive officer named in the Summary Compensation Table contained elsewhere in this Proxy Statement and all directors and executive officers as a group as of March 3, 2000. Unless otherwise indicated, each person is the record owner of, and has sole voting and investment power with respect to, his shares. The number of issued and outstanding shares used to calculate the percentage of total ownership includes any shares covered by the option(s) issued to the individual or to members of the group, as applicable, identified in the table.

                                            Number of Shares         Percentage
Name                                       Beneficially Owned         of Total
----                                       ------------------        ----------

Directors and Director Nominees:
--------------------------------

Edward D. Ariail(1)                              54,592 (2)              2.00%
Thomas A. Arrendale, Jr.                          7,500 (3)                 *
Thomas A. Arrendale, III                        674,520 (3)(4)          24.97%
James J. Holcomb                                 26,477 (3)                 *
Michael C. Martin                                24,936 (5)                 *
James E. McCollum(1)                             37,900 (6)              1.39%
James A. Stapleton, Jr.                           7,950 (3)(7)              *
David D. Stovall(1)                             170,697 (8)              6.18%
Calvin R. Wilbanks                               14,800 (3)                 *

Named Executive Officers who are not Directors:
-----------------------------------------------

Robert S. Cannon                                 61,800 (9)              2.25%
Anthony L. Watts                                 52,500 (10)             1.91%

All Directors, Director Nominees and
Executive Officers as a Group (14 persons)    1,196,904 (11)            40.44%

Footnotes
---------

(*)  Indicates less than 1%.

(1) Messrs. Ariail, McCollum and Stovall are also executive officers of the Company.

(2) Includes 15,815 shares owned of record by Mr. Ariail jointly with his wife, 350 shares owned of record by Mr. Ariail jointly with his wife and daughters and 27,500 shares subject to options exercisable on or before May 4, 2000. Excludes 5,551 shares (as of the latest available valuation of December 31, 1999) held in Mr. Ariail's account in the Savings Plan, as to which Mr. Ariail has no voting or investment power.

(3) Includes 2,500 shares subject to options exercisable on or before May 4, 2000.

(4) Includes 400,000 shares owned by the Arrendale Undiversified Family Limited Partnership and 85,000 shares owned by the Thomas A. Arrendale, Jr. Family Limited Partnership. As general partners of each limited partnership, Thomas A. Arrendale, III and Cyndae Arrendale Bussey share voting and dispositive authority with respect to the shares owned by each partnership.

(5) Includes 591 shares owned of record by Mr. Martin jointly with his wife and 8,818 shares subject to options exercisable on or before May 4, 2000.

(6) Includes 22,000 shares subject to options exercisable on or before May 4, 2000.

(7)  Mr. Stapleton owns 450 of the indicated shares jointly with his children.

(8) Includes 97,795 shares owned of record by Mr. Stovall jointly with his wife, 8,334 shares owned of record by Mr. Stovall jointly with his daughter, and 63,318 shares subject to options exercisable on or before May 4, 2000. Excludes 8,579 shares (as of the latest available valuation of December 31, 1999) held in Mr. Stovall's account in the Company's 401(k) Savings Investment Plan Trust (the "Savings Plan"), as to which Mr. Stovall has no voting or investment power.

(9) Includes 49,000 shares subject to options exercisable on or before May 4, 2000. Excludes 724 shares (as of the latest available valuation of December 31, 1999) held in Mr. Cannon's account in the Savings Plan, as to which Mr. Cannon has no voting or investment power.

(10) Includes 49,000 shares subject to options exercisable on or before May 4, 2000.

(11) Of the indicated shares, 261,136 shares are subject to options exercisable on or before May 4, 2000. Excludes 18,857 shares (as of the latest available valuation of December 31,

     1999) held in accounts for the benefit of the Company's executive officers under the Savings Plan, as to which participants have no voting or investment power.


                       PROPOSAL 1: ELECTION OF DIRECTORS

NOMINEES

         We propose that the nominees listed below be elected as directors of the Company. One of our former directors, C. Kenneth White, resigned from our Board on November 20, 1999. If any nominee becomes unavailable to serve as a director, which we do not now anticipate, then the persons named as proxies will have complete discretion to vote for another duly nominated candidate.

         The following table shows, for each director, his name and age at December 31, 1999, the year he was first elected as a director, his position with the Company other than as a director and his principal occupation and other business experience for the past five years. Thomas A. Arrendale, Jr. and Thomas A. Arrendale, III are father and son.

                                         YEAR FIRST               POSITION WITH COMPANY;
NAME                              AGE      ELECTED                 BUSINESS EXPERIENCE
----                              ---    ----------               ----------------------

Edward D. Ariail                   41       ----     Vice President and Corporate Secretary of the
                                                     Company; President of Habersham Bank since
                                                     April 1996; prior thereto, Executive Vice President
                                                     of Habersham Bank; Executive Vice President of
                                                     The Advantage Group, Inc.; member of the Board
                                                     of Directors of BancMortgage Financial Corp. and
                                                     Vice Chairman of the Board of Appalachian Travel
                                                     Service, Inc.

Thomas A. Arrendale, Jr.           79       1984     Chairman of the Board of the Company and
                                                     Habersham Bank; Director and President, Fieldale
                                                     Farms, Inc. (poultry processing and distribution)

Thomas A. Arrendale, III           42       1990     Vice Chairman of the Board of the Company;
                                                     Director of Marketing, Fieldale Farms, Inc. (poultry
                                                     processing and distribution)

James J. Holcomb                   77       1984     Owner, Mt. Airy Wood Preserving (wood products)

Michael C. Martin                  46       ----     President of Martin and Norton, Inc. (land
                                                     surveyors)

James E. McCollum                  49       ----     Executive Vice President of the Company and
                                                     Director of Habersham Bank and Advantage
                                                     Insurers, Inc. since August 1998; prior thereto,
                                                     Manager of Credit Development, First Data Retail
                                                     Services, Omaha, Nebraska from 1996 through
                                                     1997; Manager of Credit Development, J.C.
                                                     Penney, Dallas, Texas from 1980 to 1996.

James A. Stapleton, Jr.            51       1990     President and General Manager, Habersham Metal
                                                     Products

David D. Stovall                   43       1989     President and Chief Executive Officer of the
                                                     Company; Vice Chairman and Chief Executive
                                                     Officer of Habersham Bank; President and
                                                     Chairman of the Board of The Advantage Group,
                                                     Inc.; Chairman of the Board of Directors of Security
                                                     State Bank, BancMortgage Financial Corp.,
                                                     Appalachian Travel Service, Inc. and Advantage
                                                     Insurers, Inc.

Calvin R. Wilbanks                53        1990     Co-Owner, C.P. Wilbanks Lumber Company

         The Company's Articles of Incorporation currently provide that if the Company has nine or more directors, the Board must be classified. This means that our directors would be divided into three classes, with one class serving an initial term of one year, another serving an initial term of two years and the third serving an initial term of three years. After the initial term, each class would serve a term of three years. This would make it more difficult for a third party to take over the Company by accumulating a sufficient number of shares of our outstanding common stock to propose a new slate of directors and elect a new Board.

         Our Board of Directors has recommended that the shareholders approve an amendment to the Company's Articles of Incorporation that would eliminate the requirement for a classified Board. If the shareholders approve this amendment, all of our director nominees will serve until the next annual meeting of shareholders or until their successors are duly elected and qualified. If, however, the shareholders do not approve the proposed amendment, the director nominees will be elected to the following classes to serve the following terms: Class I (to serve until the 2001 annual meeting of shareholders): Messrs. Holcomb, McCollum and Wilbanks; Class II (to serve until the 2002 annual meeting of shareholders): Messrs. Ariail, Arrendale Jr. and Stapleton; and Class III (to serve until the 2003 annual meeting of shareholders): Messrs. Arrendale III, Martin and Stovall. See "Proposal 3-Amendment to Articles of Incorporation."

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

MEETINGS AND COMMITTEES OF THE BOARD

         The Company's Board of Directors holds its regular meetings on the third Saturday of the first month of each quarter and otherwise as necessary. Habersham Bank's Board of Directors meets on the third Saturday of each month. During 1999, the Company's Board of Directors met 12 times and Habersham Bank's Board of Directors met 12 times. When Security State Bank was a separate subsidiary, its Board of Directors met six times. Each director of the Company attended at least 75% of the meetings of the Company's Board of Directors and of any committees of which he was a member, and each director of Habersham Bank and Security State Bank attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of which he was a member.

         The Company's Board of Directors has established a Compensation Committee and an Audit Committee. The Compensation Committee is composed of Thomas A. Arrendale, Jr. and James J. Holcomb, and was established to determine the compensation of Company officers. The Committee also administers the Company's employee stock option plans. The Committee met once in 1999.

         The Audit Committee's functions include (a) providing assistance to the Board of Directors in fulfilling its responsibilities for examinations of the Company by regulatory agencies and independent auditors; (b) determining that the Company has adequate administrative, operating and internal accounting controls and that it is operating in accordance with prescribed procedures; and
(c) serving as an independent party in the review of the Company's financial information prior to its distribution to the Company's shareholders and the public. The current members of the Audit Committee are: James J. Holcomb (Chairman), James A. Stapleton, Jr. and Calvin R. Wilbanks. Either the Chairman or the Company's internal auditor may call a meeting of the Audit Committee. During 1999, the Audit Committee met four times.

         Neither the Company nor any of its subsidiaries has a standing nominating committee.

COMPENSATION OF DIRECTORS

         The same individuals who served as directors of the Company in 1999 also served as directors of Habersham Bank. They were compensated for their service to the Company and to Habersham Bank at rates of from $500 to $3,750 per Board meeting attended. When Security State Bank was a separate subsidiary, its directors, including Mr. Stovall, received the same compensation as directors of Habersham Bank. Directors are not compensated for their service as members of committees. In 1999, Mr. Stovall received a total of $50,000 in director fees and $6,000 in fees for his service as a member of Security State Bank's advisory council after its merger with Habersham Bank; Mr. Ariail received $14,000 in director fees; and Mr. McCollum received $10,000 in director fees and $4,000 in fees for his service as a member of Security State Bank's advisory council after its merger with Habersham Bank.

         Directors of the Company and its bank subsidiaries who are not employees of the Company or any of its subsidiaries are granted options annually under the Habersham Bancorp

Outside Directors' Stock Option Plan (the "Directors' Plan"). On December 31 of each year, so long as the Company or the applicable bank subsidiary has a return on beginning assets of at least one percent for the prior 12-month period, each eligible director of the Company receives an option to purchase 1,000 shares of common stock at an exercise price equal to the fair market value of the common stock on the date of grant and each director of a bank subsidiary receives an option to purchase 250 shares on the same terms. Options are exercisable in full six months after the date of grant. No directors received options under the Directors' Plan in 1999.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16 (a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own beneficially more than 10% of the Company's outstanding common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership of the Company's common stock. Directors, executive officers and greater than 10% shareholders are required to furnish the Company with copies of the forms they file. To our knowledge, based solely on a review of the copies of these reports furnished to the Company, during the fiscal year ended December 31, 1999, our directors, executive officers and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements.


                               EXECUTIVE OFFICERS

         The Company's executive officers are appointed by and hold office at the discretion of the Board of Directors. The following table lists for each executive officer (a) the person's name, (b) his or her age at December 31, 1999, (c) the year he or she was first elected as an executive officer of the Company, (d) his or her position with the Company and its subsidiaries, and (e) other business experience for the past five years, if he or she has been employed by the Company or any subsidiary for less than five years.

                                          YEAR FIRST               POSITION WITH COMPANY;
NAME                              AGE       ELECTED                  BUSINESS EXPERIENCE
----                              ---     ----------               ----------------------

Thomas A. Arrendale, Jr.           79       1984     Chairman of the Board of the Company and
                                                     Habersham Bank; Director and President, Fieldale
                                                     Farms, Inc. (poultry processing and distribution)

David D. Stovall                   43       1984     President and Chief Executive Officer of the
                                                     Company; Vice Chairman and Chief Executive
                                                     Officer of Habersham Bank; Chairman of the Board
                                                     of The Advantage Group, Inc.; Chairman of the
                                                     Board of Directors of BancMortgage Financial
                                                     Corp. and Advantage Insurers, Inc.

                                        YEAR FIRST                  POSITION WITH COMPANY;
NAME                             AGE      ELECTED                    BUSINESS EXPERIENCE
----                             ---      -------                    -------------------

Edward D. Ariail                  41        1990     Vice President and Corporate Secretary of the
                                                     Company; President of Habersham Bank since
                                                     April 1996; prior thereto, Executive Vice President
                                                     of Habersham Bank; Executive Vice President of
                                                     The Advantage Group, Inc.; and member of the
                                                     Board of Directors of BancMortgage Financial
                                                     Corp.

Pamela D. Spangler                 52       1985     Vice President - Human Resources of the
                                                     Company, Senior Vice President of Habersham
                                                     Bank and Secretary of The Advantage Group, Inc.

Annette Banks                      53       1997     Vice President and Chief Financial Officer of the
                                                     Company since April 1997; prior thereto, Chief
                                                     Financial Officer of the Company and Vice
                                                     President, Controller of Habersham Bank.

Bonnie Bowling                     41       1997     Vice President, Operations, Audit, Compliance of
                                                     the Company since April 1997; from December
                                                     1994 to 1997, Process Owner of Audit/Compliance
                                                     of the Company; prior thereto, Vice President of
                                                     CB&T - West Georgia, Carrollton, Georgia

Robert S. Cannon                   48       1997     Vice President, Mortgage Banking of the Company
                                                     since 1996; Vice Chairman and Co-Chief Executive
                                                     Officer of BancMortgage Financial Corp. since
                                                     December 1999 (Principal/Director since 1996);
                                                     prior thereto, President of HomeBanc Mortgage
                                                     Corporation, Atlanta, Georgia

Anthony L. Watts                   52       1997     Vice President, Mortgage Banking of the Company
                                                     since 1996; Vice Chairman and Co-Chief Executive
                                                     Officer of BancMortgage Financial Corp. since
                                                     December 1999 (Principal/Director since 1996);
                                                     prior thereto, President and Chief Executive Officer
                                                     of Mr. Vernon Federal Savings Bank, Dunwoody,
                                                     Georgia.



James E. McCollum                  49       1998     Chief Operating Officer of Habersham Bank and
                                                     Vice Chairman of The Advantage Group, Inc. since
                                                     October 1999; Executive Vice President of the

                                                     Company and Director of Habersham Bank and
                                                     Advantage Insurers, Inc. since August 1998; prior
                                                     thereto, President, First Data Retail Services,
                                                     Omaha, Nebraska from 1996 through 1997;
                                                     Manager of Credit Development, J.C. Penney,
                                                     Dallas, Texas from 1980 to 1996.

                             EXECUTIVE COMPENSATION

         The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries to or on behalf of the Company's Chief Executive Officer and the four other mostly highly compensated executive officers of the Company who earned over $100,000 in salary and bonus during 1999 for the last three fiscal years or for a shorter period if their employment by the Company began within the last three fiscal years.

SUMMARY COMPENSATION TABLE

                                                       Annual                  Long-Term
                                                  Compensation (1)          Compensation(2)
                                                  ----------------                  ---

                                                                         Securities Underlying           All Other
Name and Principal Position          Year    Salary ($)     Bonus($)       Options/ SARs (#)         Compensation($)(3)
---------------------------          ----    -----------    --------     ---------------------       ---------------

David D. Stovall                     1999    170,924              0                  12,000               6,819 (4)
President and Chief                  1998    168,019              0                  12,000               8,278 (4)
Executive Officer of the             1997    158,862              0                  12,000               7,951 (4)
Company and Vice
Chairman and Chief
Executive Officer of
Habersham Bank

Edward D. Ariail                     1999    105,823              0                   4,500               4,490 (5)
Vice President and                   1998    108,179              0                   3,000               4,490 (5)
Corporate Secretary of the           1997     98,248              0                   7,500               4,527 (5)
Company and President of
Habersham Bank

Robert S. Cannon                     1999    200,000              0                   8,000             306,656 (6)
Vice President, Mortgage             1998    320,814              0                   9,000             724,767 (6)
Banking of the Company               1997    151,629              0                   9,000             177,968 (6)
and Vice Chairman and Co-
Chief Executive Officer of
BancMortgage Financial
Corp.

James E. McCollum                    1999    147,400              0                  11,000              2,301
Executive Vice President of          1998    69,227(7)            0                  11,000                  0
the Company and Chief

Operating Officer of
Habersham Bank

Anthony L. Watts                     1999    200,000              0                   8,000            306,656 (6)
Vice President, Mortgage             1998    322,043              0                   9,000            724,767 (6)
Banking of the Company               1997    151,629              0                   9,000            177,968 (6)
and Principal/Director and
Chief Executive Officer of
BancMortgage Financial
Corp.


-----------------

    (1) We have omitted information on "perks" and other personal benefits because the aggregate value of these items does not meet the minimum amount required for disclosure under Securities and Exchange Commission regulations.

    (2) The Company has not awarded any restricted stock or long-term incentives other than stock options. Accordingly, we have omitted columns relating to these types of awards. The terms of the 1999 option grants are included in the table captioned "Option Grants in Last Fiscal Year."

    (3) Includes the following Company contributions to the indicated person's savings plan account for the year indicated:

                                         1999          1998          1997
                                         ----          ----          ----

                  Mr. Stovall          $ 3,266        $4,725        $4,398
                  Mr. Ariail             2,930         2,930         2,967
                  Mr. Cannon             9,750         5,200         4,621
                  Mr. McCollum           2,301             0             0
                  Mr. Watts              9,750         5,200         4,621

     (4) Includes $3,553 in premiums paid by the Company under a split dollar life insurance plan for the benefit of Mr. Stovall in each of the years indicated.

     (5) Includes $1,560 in premiums paid by the Company under a split dollar life insurance policy for the benefit of Mr. Ariail in each of the years indicated.

     (6) For each of the years indicated, the total includes the following amounts earned in the year indicated and paid at the beginning of the following year as a part of a distribution required under an agreement entered into by Habersham Bank with Messrs. Cannon and Watts relating to the establishment of BancMortgage Financial Corp. See "-Employment Agreements."

                           1999            1998         1997
                           ----            ----         ----

                         $296,906        $719,567     $173,347

    (7)  Mr. McCollum's employment with us commenced in August 1998.

         The following table sets forth information regarding the grant of stock options to the executives named in the Summary Compensation Table during 1999. All options shown are presently exercisable. None of the named executive officers exercised any options during 1999 or held any options on December 31, 1999 with an exercise price that exceeded the fair market value of the common stock on that date.

OPTION GRANTS IN LAST FISCAL YEAR


                                              PERCENT OF
                              NUMBER OF      TOTAL OPTIONS                                 POTENTIAL REALIZABLE VALUE
                              SECURITIES       GRANTED TO       EXERCISE                     AT ASSUMED ANNUAL RATE
                              UNDERLYING      EMPLOYEES IN        PRICE     EXPIRATION    OF STOCK PRICE APPRECIATION
       NAME                    OPTIONS        FISCAL YEAR       ($/SHARE)      DATE             FOR OPTION TERM ($)
       ----                 ------------     -------------      ---------   ----------    ---------------------------
                              GRANTED
                            -------------
                                                                                                5%              10%
                                                                                                --              ---

David D. Stovall                12,000             16.33           12.75      12/31/04       195,271          246,408
Edward D. Ariail                 4,500              6.12           12.75      12/31/04        73,226           92,403
Robert S. Cannon                 8,000             10.88           12.75      12/31/04       130,181          164,272
James E. McCollum               11,000             14.97           12.75      12/31/04       178,998          225,874
Anthony L. Watts                 8,000             10.88           12.75      12/31/04       130,181          164,272



EMPLOYMENT AGREEMENTS

         Under an agreement dated as of January 2, 1996 among the Company, Habersham Bank (the "Bank"), BancMortgage Financial Corp. ("BancMortgage"), Robert S. Cannon and Anthony L. Watts, each of Messrs. Cannon and Watts is entitled to an annual base salary of $150,000 (subject to adjustment by the Board of Directors) and a percentage of BancMortgage's annual net income before taxes. See Note (6) to the Summary Compensation Table for the amounts paid under this provision of the agreement. Other elements of compensation include the use of a company car, club memberships, life insurance and such other benefits as are provided under the Bank's employee benefit plans. If the Company or the Bank is acquired or if the Bank receives and wishes to accept a bona fide offer for the acquisition of BancMortgage, Messrs. Cannon and Watts have a right of first refusal to acquire BancMortgage.


            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         This report discusses the compensation objectives and policies applicable to our executive officers and our policy generally with respect to the compensation of all executive officers as a group for 1999 and specifically reviews the compensation established for our Chief Executive Officer during 1999.

COMPENSATION PHILOSOPHY

         Our executive compensation program has three objectives: (1) to align the interests of the executive officers with those of our shareholders by basing a significant portion of an executive's compensation on the Company's performance, (2) to attract and retain highly talented and productive executives, and (3) to provide incentives for superior performance by our executives. To achieve these objectives, our executive compensation program consists of base salary and incentive compensation in the form of stock options. These compensation elements are in addition to the general benefit programs that are offered to all of our employees.

         In determining the amount and type of compensation to be awarded to executive officers, we study the compensation packages for executives of a peer group of the Company's most direct publicly held competitors for executive talent, assess the competitiveness of our executive compensation program and review the Company's financial performance for the previous year. We also gauge our success in achieving the compensation program's objectives in the previous year and consider the Company's overall performance objectives. Each element of our executive compensation program is discussed below.

BASE SALARIES

         Base salaries for our executive officers for 1999 are reflected in the Summary Compensation Table. In addition to the factors described above that support our executive compensation program generally, we evaluate subjectively the responsibilities of the specific executive position and the individual executive's experience and knowledge in determining his or her base salary. Salaries are not based upon the achievement of any predetermined performance targets.

INCENTIVE COMPENSATION

         Our incentive compensation is based upon our Incentive Stock Option Plan. We believe that placing a portion of executives' total compensation in the form of stock options achieves three objectives. It aligns the interest of our executives directly with those of our shareholders, gives executives a significant long-term interest in the Company's success and helps us retain key executives. In determining the number and terms of options to grant an executive, we primarily consider subjectively the executive's past performance (or, in the case of a new executive, his or her knowledge, and experience and the degree to which we can recruit executives with similar skills) and the degree to which an incentive for long-term performance would benefit the Company.

BENEFITS

         We believe we must offer a competitive benefits program to attract and retain key executives. We provide the same medical and other benefits to our executive officers that are generally available to our other employees.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         We based our Chief Executive Officer's 1999 salary and stock options on our review of the compensation packages for chief executive officers of our most direct competitors and on our subjective assessment of his experience, knowledge and abilities. We have and will continue to base salary adjustments, stock option awards or other long-term incentive compensation on the same elements and measures of performance as we review in determining the compensation for our other executive officers. Aside from the incentives inherent in the grant of stock options, we do not directly tie our Chief Executive Officer's compensation to the Company's performance.

SECTION 162(M) OF THE INTERNAL REVENUE CODE

         It is our responsibility to address the issues raised by Section 162(m) of the Internal Revenue Code, as amended. The revisions to Section 162(m) made certain non-performance based compensation in excess of $1,000,000 to executives of public companies non-deductible to the companies beginning in 1994. We have reviewed these issues and have determined that no portion of compensation payable to any executive officer for 1999 is non-deductible. Our Incentive Stock Option Plan limits to $100,000 the aggregate fair market value of the common stock subject to options that first become exercisable during any calendar year for any individual optionee.

      Submitted by:         THE COMPENSATION COMMITTEE

                             Thomas A. Arrendale, Jr.
                             James J. Holcomb

                               PERFORMANCE GRAPH

         The following Performance Graph compares the yearly percentage change in the cumulative total shareholder return on our common stock to the cumulative total return on the Nasdaq Stock Market (U.S.) Index and the Nasdaq Bank Stock Index from July 17, 1995, when the Company commenced trading on the Nasdaq Stock Market, through the last trading day of each succeeding fiscal year through December 31, 1999. The Performance Graph assumes reinvestment of dividends, where applicable.








CRSP Total Returns Index for:             07/1995       12/1995      12/1996      12/1997     12/1998     12/1999
-----------------------------             -------       -------      -------      -------     -------     -------
Habersham Bancorp                          100.0         122.0        155.2       180.6        134.9

Nasdaq Stock Market                        100.0         105.1        129.2       158.3        223.1
(U.S. Companies)

Nasdaq Bank Stocks                         100.0         118.2        156.1       261.3        259.2



Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year end, is not a trading day, the preceding trading day is used.
D.   The index level for all series was set to $100.0 on 07/17/1995.

                              CERTAIN TRANSACTIONS


         Some of our directors, officers, principal shareholders and their associates were customers of, or had transactions with, the Company or its subsidiaries in the ordinary course of business during 1999. Some of our directors are directors, officers, trustees or principal securities holders of corporations or other organizations that also were customers of, or had transactions with, the Company or its subsidiaries in the ordinary course of business during 1999.

         All outstanding loans and other transactions with our directors, officers and principal shareholders were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, when made, did not involve more than the normal risk of collectability or present other unfavorable features. In addition to banking and financial transactions, the Company and its subsidiaries may have had additional transactions with, or used products or services of, various organizations with which directors of the Company and its subsidiaries were associated. The amounts involved in these non-credit transactions have not been material in relation to the business of the Company, its subsidiaries or such other organizations. We expect that the Company and its subsidiaries will continue to have similar transactions in the ordinary course of business with such individuals and their associates in the future.

         PROPOSAL 2: AMENDMENT TO THE 1996 INCENTIVE STOCK OPTION PLAN

INTRODUCTION

         On February 21, 1996, the Board of Directors of the Company approved the Habersham Bancorp 1996 Incentive Stock Option Plan (the "Stock Option Plan"). The Plan provides the Company with increased flexibility to grant equity-based compensation to key employees of the Company or an affiliate for the purpose of giving them a proprietary interest in the Company to align more closely their interests with those of shareholders generally and providing the Company with a mechanism to attract and retain key personnel. The Board initially reserved 250,000 shares of common stock for issuance pursuant to awards under the Plan. On January 29, 2000, the Board voted to amend the plan to increase the number of shares reserved for issuance under the Plan to 600,000. No options have been granted subject to shareholder approval of this amendment. The text of the proposed amendment is attached as Appendix A to this proxy statement.

TERMS OF THE PLAN

         Administration. Awards under the Plan will be determined by a committee of the Board of Directors (the "Committee"), the members of which are selected by the Board of Directors. Only persons who satisfy the criteria of "disinterested persons" set forth in Rule 16b-3(c) may be members of the Committee. The Committee must have at least two members. The Compensation Committee of the Board of Directors currently serves as the Committee. The Company indemnifies the members of the Committee for their actions as Committee members if those acts are not determined to be the result of negligence or misconduct.

         Awards. The Plan permits the Committee to make awards of incentive stock options for the purchase of shares of common stock, as well as non-qualified options to the extent that an incentive stock option award exceeds certain statutory limitations. The Committee will determine the number of shares as to which an option is granted, to whom an option is granted and the terms and conditions of any option award.

         Term. The Plan will expire on February 21, 2006 unless the Board terminates the Plan at an earlier date.

         Granting of Options to Purchase Stock. Only employees of the Company or any subsidiary may receive options under the Plan. The Committee will determine the number of shares of common stock as to which an option will be granted in its sole discretion, as long as the total number of the shares available for grants under the Plan does not exceed 600,000. Further, to the extent required under Section 162(m) of the Internal Revenue Code and the regulations thereunder for compensation to be treated as qualified, performance-based compensation, the maximum number of shares of common stock with respect to which options may be granted during any single fiscal year of the Company to any employee cannot exceed 100,000.

         Each option granted under the Plan will be evidenced by an option agreement in such form and containing such terms, conditions and restrictions as the Committee may determine is appropriate and which will specify at a minimum the number of shares of common stock subject to the grant, the option price and the option term. In addition, in the event the aggregate fair market value, as determined as of the option grant date, of common stock subject to such options (under all plans of the Company and subsidiaries) that first become exercisable during any calendar year exceeds $100,000, then such options in excess of this limitation will not be incentive stock options and, to the extent they were granted under the Plan, they will be treated as non-qualified stock options.

         Options are not transferable or assignable except by will or by the laws of descent or distribution and are exercisable during the recipient's lifetime only by the recipient.

         Option Price. The applicable option agreement will state the exercise price per share of common stock purchased under the option. The exercise price cannot be less than the fair market value of a share of common stock on the date of grant. With respect to an option granted to the holder of over 10% of the Company's outstanding common stock, the exercise price cannot be less than 110% of the fair market value of a share of common stock on the date the option is granted.

         The Plan generally provides that the Committee may select among the following alternatives for payment of an option's exercise price: cash, surrender of previously owned shares, and cashless exercise through a broker.

         Option Term. The applicable option agreement will state the term of the option. The option cannot expire later than five years from the date of grant. In addition, the option agreement will provide that, in the event of a termination of employment, the then unexpired portion of the option will terminate on the date of termination of employment, except that in the case of a recipient whose termination of employment is due to death, the unexpired portion of the option will terminate no later than one year following the termination of employment.

         Treatment of Awards Upon Termination of Employment. Any award under the Plan to a recipient whose employment is terminated may be cancelled, accelerated, paid or continued as provided in the applicable option agreement or, in the absence of such a provision, as the Committee may determine.

         Termination and Amendment of the Plan. The Board of Directors at any time may amend or terminate the Plan without shareholder approval; provided, however, that the Board may condition any amendment on shareholder approval if such approval is necessary or advisable with respect to tax, securities or other applicable laws.

         Changes in Capitalization. The Plan provides for an adjustment in the number and types of shares of common stock reserved under the Plan and subject to awards issued pursuant to the Plan in the event of any increase or decrease in the number of issued shares of common stock resulting from a subdivision or combination of shares or the payment of a stock dividend or any other increase or decrease in the number of shares of common stock outstanding effected without receipt of consideration by the Company.

         In the event of certain corporate reorganizations, options may be substituted, cancelled, accelerated, cashed out or otherwise adjusted by the Committee, as provided by the express terms of an option agreement or, if not expressly addressed therein, as the Committee may subsequently determine.

FEDERAL INCOME TAX CONSEQUENCES

         The following discussion outlines generally the federal income tax consequences of participation in the Plan. Individual circumstances may vary these results. The federal income tax laws and regulations are frequently amended, and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the Plan. If the recipient is subject to Section 16(b) of the Exchange Act special rules may apply to determine the federal income tax consequences of certain option exercises.

         Incentive Stock Options. The recipient of an incentive stock option is not subject to any federal income tax upon the grant of such an option under the Plan, nor does the grant of an incentive stock option result in an income tax deduction for the Company. Further, a recipient will not recognize income for federal income tax purposes and the Company normally will not be entitled to any federal income tax deduction as a result of the exercise of an incentive stock option and the related transfer of shares of common stock to the recipient. However, the excess of the fair market value of the shares transferred upon the exercise of the incentive stock option over the exercise price for such shares generally will constitute an item of alternative minimum tax adjustment to the recipient for the year in which the option is exercised. As a result, certain recipients may increase their federal income tax liability as a result of the exercise of an incentive stock option under the alternative minimum tax rules of the Internal Revenue Code.

         If the shares of common stock transferred pursuant to the exercise of an incentive stock option are disposed of within two years from the date the option is granted or within one year from the date the option is exercised, the recipient generally will recognize ordinary income equal to the lesser of (1) the gain recognized (i.e., the excess of the amount realized on the disposition over the exercise price) or (2) the excess of the fair market value of the shares transferred upon exercise over the exercise price for such shares. The balance, if any, of the recipient's gain over the amount treated as ordinary income on disposition generally will be treated as long- or short-term capital gain depending upon whether the holding period applicable to long-term capital assets is satisfied. The Company normally would be entitled to a federal income tax deduction equal to any ordinary income recognized by the recipient, provided the Company satisfies applicable federal income tax withholding requirements.

         If the shares of common stock transferred upon the exercise of an incentive stock option are disposed of after the holding periods have been satisfied, such disposition will result in a long-term capital gain or loss treatment with respect to the difference between the amount realized on the disposition and the exercise price. The Company will not be entitled to a federal income tax deduction as a result of a disposition of such shares after these holding periods have been satisfied.

         Non-Qualified Options. Options granted under the Plan will only be classified as non-qualified stock options if incentive stock option treatment is precluded by the terms of the Plan or by applicable law. A recipient will not recognize income upon the grant of a non-qualified option or at any time prior to the exercise of the option or a portion thereof. At the time the recipient exercises a non-qualified option or portion thereof, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the common stock on the date the option is exercised over the price paid for the stock, and the Company will then be entitled to a corresponding deduction.

         Depending upon the period during which the common stock is held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a non-qualified option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares when the non-qualified option was exercised.

         Special rules apply to a participant who exercises a non-qualified option by paying the exercise price in whole or in part by a transfer of shares of common stock to the Company.

         The foregoing is a summary discussion of certain federal income tax consequences to optionees under the Internal Revenue Code and should not be construed as legal, tax or investment advice. ALL PLAN PARTICIPANTS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES APPLICABLE TO THEM, INCLUDING FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ADOPTION OF THE PLAN.


               PROPOSAL 3: AMENDMENT TO ARTICLES OF INCORPORATION

         Article 9 of the Company's Articles of Incorporation currently provides that:

         (a) "The Board of Directors, when it consists of nine or more members, shall be divided into three (3) classes, Class I, Class II, and Class III which shall be as nearly equal in number as possible. Each director in Class I shall be elected to an initial term of one (1) year, each director in Class II shall be elected to an initial term of two (2) years and each director in Class III shall be elected to an initial term of three (3) years, and each director shall serve until the election and qualification of his successor or until his earlier resignation, death or removal from office. Upon the expiration of the initial terms of office for each Class of directors, the directors of each Class shall be elected for terms of three (3) years, to serve until the election and qualification of their successors or until their earlier resignation, death or removal from office.

         (b) Unless two-thirds (2/3) of the Directors then in office shall approve the proposed change, this Article 9 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting."

         On January 29, 2000, the Company's Board of Directors determined that it would be in the Company's best interest to increase the size of its Board to consist of nine directors and to amend the Articles of Incorporation to remove the requirement that the Board be classified into three classes when it consists of nine or more members. As a result, the Board amended its Bylaws to set the number of directors at nine and the Board unanimously approved, and recommends that the shareholders approve, an amendment to the Company's Articles of Incorporation that would delete Article 9 as set forth above in its entirety and replace that text with the following new Article 9:

         "The number of directors of the Company shall be not less than five nor more than 25 and within that minimum and maximum shall be such number as shall be from time to time specified by the shareholders or the Board of Directors of the Corporation."

         The Board of Directors believes that the foregoing amendment is in the best interest of the Company and its shareholders. In its present form, Article 9 makes it more difficult for a third party to take over the Company by accumulating a sufficient number of shares of our outstanding common stock to propose a new slate of directors and electing a new Board. Article 9, as proposed to be amended, makes it easier for shareholders to effect a change in Company's management by allowing the terms of all of our directors to expire at the same time.

         If the shareholders approve the proposed amendment, all of our director nominees will serve until the next annual meeting of shareholders or until their successors are duly elected and qualified. If, however, the shareholders do not approve the proposed amendment, the director nominees will be elected to serve in three classes as described in this proxy statement under the caption "Proposal One - Election of Directors - Nominees."

         Because the Board has approved the proposed amendment to the Articles of Incorporation by unanimous vote, the holders of a majority of the shares of common stock entitled to vote on the amendment must vote in favor of the amendment in order for it to be approved.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION.

                                 MISCELLANEOUS

SHAREHOLDER PROPOSALS

         We must receive any shareholder proposals submitted for consideration at the next annual meeting of shareholders no later than November 17, 2000 to be included in our 2001 proxy materials. A shareholder must notify the Company before January 31, 2001 of a proposal for the 2001 Annual Meeting that the shareholder intends to present other than by inclusion in the Company's proxy materials. If we do not receive such notice before January 31, 2001, proxies solicited by our management will confer discretionary authority upon our management to vote upon any such matter.

OTHER MATTERS

         We know of no other matters that may be brought before the meeting. If, however, any matter other than the election of directors or a matter incident to the election of directors properly comes before the meeting, the persons appointed as proxies will vote on the matter in accordance with their best judgment.

EXPENSES AND SOLICITATION OF PROXIES

         The Company will pay the expenses of soliciting proxies for the 2000 annual meeting of shareholders. In addition to solicitation by mail, certain directors, officers and regular employees of the Company and its subsidiaries may solicit proxies by telephone, telegram or personal interview. They will receive no compensation in addition to their regular salaries for these activities. The Company will direct brokerage houses and custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the common stock that these institutions hold of record, and, upon request, will reimburse them for their reasonable out-of-pocket expenses.

                                   APPENDIX A

                             FIRST AMENDMENT TO THE
                               HABERSHAM BANCORP
                        1996 INCENTIVE STOCK OPTION PLAN


         THIS FIRST AMENDMENT is made as of January 29, 2000, by Habersham Bancorp, a Georgia corporation (the "Company").

         WHEREAS, the Company maintains the Habersham Bancorp 1996 Incentive Stock Option Plan (the "Plan"); and

         WHEREAS, the Company desires to amend the Plan to increase the number of shares reserved for issuance under the Plan.

         NOW, THEREFORE, BE IT RESOLVED, that the Company does hereby amend the Plan, effective as of the date first set forth above, by deleting the existing
Section 2.2 and replacing it with the following new Section 2.2:

                  "2.2 Stock Subject to the Plan. Subject to adjustment in accordance with Section 4.1, 600,000 shares of Stock (the "Maximum Plan Shares") are hereby reserved exclusively for issuance pursuant to Options. At no time shall the Company have outstanding Options subject to Section 16 of the Securities Exchange Act of 1934 and shares of stock issued in respect of Options in excess of the Maximum Plan Shares."

         Except as specifically amended hereby, the remaining provisions of the Plan shall remain in full force and effect as prior to the adoption of this First Amendment.

         IN WITNESS WHEREOF, the Company has caused this First Amendment to be duly executed under seal on its behalf, effective as of the date first above written.


ATTEST:                                             HABERSHAM BANCORP

By: /s/ Edward D. Ariail                            By: /s/ David D. Stovall
    ----------------------------------------            ----------------------------------------
Title: Vice President and Corporate Secretary       Title: President and Chief Executive Officer

                               HABERSHAM BANCORP
                                     PROXY
                      SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 15, 2000

         The undersigned shareholder of Habersham Bancorp (the "Company") hereby appoints David D. Stovall and Edward D. Ariail as proxies with full power of substitution, acting unanimously or by either of them if only one be present and acting, to vote all shares of common stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders (the "Meeting") to be held at the Central Office of the Company, 282 Historic Highway 441 North, Cornelia, Georgia on Saturday, April 15, 2000 at 1:00 p.m. and at any adjournments thereof, upon the proposals described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the Meeting (the "Proxy Statement"), receipt of which is hereby acknowledged.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

PROPOSAL 1:   To elect the nominees listed below to serve as directors of the
              Company for the ensuing year or, in the event the shareholders do not approve Proposal 3, for the terms indicated in Note(1) below:

              Edward D. Ariail, Thomas A. Arrendale, Jr., Thomas A. Arrendale III, James J. Holcomb, Michael C. Martin, James E. McCollum, James A. Stapleton, Jr., David D. Stovall and Calvin R. Wilbanks.


              _______  FOR all nominees               _______  WITHHOLD AUTHORITY
                       listed above (except as                 to vote for all nominees listed
                       indicated to the contrary               above.
                       below).

INSTRUCTION:      To withhold authority for any individual nominee(s), mark
                  "FOR" above, and write the name of the nominee(s) for whom you wish to withhold authority in the space below:

                  -------------------------------------------


PROPOSAL 2:       To amend the Company's 1996 Incentive Stock Option Plan to increase the number of shares authorized for issuance under the Plan to 600,000.

                  ________ FOR         _______ AGAINST        ______ ABSTAIN

PROPOSAL 3:       To amend the Company's Amended and Restated Articles of
                  Incorporation by deleting Article 9 thereof in its entirety and replacing that text with the following new Article 9:

                  "The number of directors of the Company shall be not less than five nor more than 25 and within that minimum and maximum shall be such number as shall be from time to time specified by the shareholders or the Board of Directors of the Corporation."

                  ________ FOR         _______ AGAINST        ______ ABSTAIN


-------------

(1) If the shareholders do not approve Proposal 3, the directors will be elected for the following terms or until their successors are duly elected and qualified:

         Class I (to serve until the 2001 annual meeting of shareholders):      James J. Holcomb, James E. McCollum and Calvin
                                                                                R. Wilbanks

         Class II (to serve until the 2002 annual meeting of shareholders):     Edward D. Ariail, Thomas A. Arrendale, Jr. and
                                                                                James A. Stapleton, Jr.

         Class III (to serve until the 2003 annual meeting of shareholders):    Thomas A. Arrendale, III, Michael C. Martin and
                                                                                David D. Stovall


       PLEASE TURN THIS PROXY CARD OVER AND SIGN IT ON THE REVERSE SIDE.

                          [REVERSE SIDE OF PROXY CARD]

         This proxy, when properly executed, will be voted as directed, but if no direction to the contrary is indicated, it will be voted FOR the nominees listed in Proposal 1 and FOR Proposals 2 and 3. Discretionary authority is hereby conferred as to all other matters which may come before the meeting.

                                    Dated:                             , 2000
                                          -----------------------------
                                          (Be sure to date your Proxy)

                                    -----------------------------------------
                                          Name(s) of Shareholder(s)

                                    -----------------------------------------
                                          Signature(s) of Shareholder(s)

         If stock is held in the name of more than one person, all holders should sign. Signatures must correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee, guardian or custodian, please indicate the capacity in which you are acting. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in name by authorized person.

         Please mark, date and sign this Proxy, and return it in the enclosed return-addressed envelope. No postage is necessary.

                    PLEASE RETURN PROXY AS SOON AS POSSIBLE